As filed with the Securities and Exchange Commission on August 7, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRSTSERVICE CORPORATION

(Exact name of Registrant as specified in its charter)

Ontario, Canada	6500	NOT APPLICABLE
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification No. (if applicable))

1255 Bay Street, Suite 600

Toronto, Ontario, Canada M5R 2A9

416-960-9566

(Address and telephone number of Registrant’s principal executive offices)

Mr. Santino Ferrante, Ferrante & Associates

126 Prospect Street, Cambridge, MA 02139

(617) 868-5000

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Jeremy Rakusin Chief Financial Officer FirstService Corporation 1255 Bay Street Suite 600 Toronto, Ontario, M5R 2A9 (416) 960-9566	Mile T. Kurta, Esq. Torys LLP 1114 Avenue Of The Americas New York, New York 10036 (212) 880-6000	Elliott A. Vardin Fogler, Rubinoff LLP 77 King Street West Suite 3000, P.O. Box 95 TD Centre North Tower Toronto, Ontario M5K 1G8 (416) 864-9700

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B. ☒	at some future date (check the appropriate box below)
	1. ☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2. ☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3. ☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4. ☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Shares
Subscription Receipts
Warrants
Units
Total	$235,000,000	(2)	$235,000,000	$30,503

(1)

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). There are being registered under this Registration Statement for offers and sales from time to time by FirstService Corporation (the “Registrant”) and/or one or more selling shareholders an indeterminate number of Common Shares, Subscription Receipts, Warrants and Units of the Registrant as shall have an aggregate offering price not to exceed $235,000,000. Such securities may be sold separately or as units with other securities registered under this Registration Statement.

(2)

The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant and/or the selling shareholder(s) in connection with the sale of the securities under this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act, or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada (except Québec) but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada (except Québec) that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. Unless an exemption from the prospectus delivery requirement has been granted, or is otherwise available, the legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See “Plan of Distribution”.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in each of the provinces of Canada (except Québec) and with the U.S. Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of FirstService Corporation at 1255 Bay Street, Suite 600, Toronto, Ontario, Canada M5R 2A9, Telephone 416-960-9566, and are also available electronically at www.sedar.com and www.sec.gov.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	August 7, 2020

FIRSTSERVICE CORPORATION

US$235,000,000

Common Shares

Subscription Receipts

Warrants

Units

FirstService Corporation (“FirstService”, “we”, “our” or “us”) may from time to time offer and issue the following securities: (i) common shares of FirstService (the “Common Shares”); (ii) subscription receipts of

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FirstService (“Subscription Receipts”) exchangeable for Common Shares and/or other securities of FirstService; (iii) warrants exercisable to acquire Common Shares and/or other securities of FirstService (“Warrants”); and (iv) securities comprised of more than one of Common Shares, Subscription Receipts and/or Warrants offered together as a unit (“Units”), or any combination thereof having an offer price of up to US$235,000,000 in aggregate (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be) at any time during the 25-month period that this short form base shelf prospectus (including any amendments hereto, the “Prospectus”) remains effective. The Common Shares, Subscription Receipts, Warrants and Units (collectively, the “Securities”) offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements (each, a “Prospectus Supplement” and together, the “Prospectus Supplements”). One or more securityholders of FirstService (each a “Selling Securityholder”) may also offer and sell Securities under this Prospectus. See “Selling Securityholders”.

We are filing this Prospectus in connection with the concurrent filing in the United States of America (the “United States” or the “U.S.”) of our registration statement on Form F-10 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”). See “Where You Can Find More Information”.

The specific terms of the Securities with respect to a particular offering will be set forth in the applicable Prospectus Supplement and may include, without limitation, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), whether the Common Shares are being offered for cash, the persons offering the Common Shares and any other specific terms; (ii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of FirstService and any other specific terms; (iii) in the case of Warrants, the number of such Warrants offered, the offering price, whether the Warrants are being offered for cash, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of FirstService and any other specific terms; (iv) in the case of Units, the number of Units being offered, the offering price, whether the Units are being offered for cash, the terms of the Common Shares, Subscription Receipts and/or Warrants underlying the Units, and any other specific terms; and (v) in the case of Securities to be offered and sold by Selling Securityholders, such information in respect of such Selling Securityholders as may be required under applicable securities laws. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains.

We and the Selling Securityholder(s) may offer and sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through agents or pursuant to applicable statutory exemptions. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The Prospectus Supplement relating to a particular offering of Securities will identify, if applicable, each underwriter, dealer or agent, as the case may be, engaged by us or the Selling Securityholder(s) in connection with the offering and sale of the Securities, and

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will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the identity of the Selling Securityholder(s), if any, the initial offering price (in the event that the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the proceeds that we or the Selling Securityholder(s) will or expect to receive and any other material terms. See “Plan of Distribution”.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions, including sales made directly on the Toronto Stock Exchange (the “TSX”) or other existing trading markets for the Common Shares.

If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified Security in a specified market or at prices to be negotiated with purchasers. If offered on a non-fixed price basis, the compensation payable to an underwriter, dealer or agent in connection, if applicable, with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to us. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with any offering of Securities, other than an “at-the-market distribution”, unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those Securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

Our outstanding Common Shares are listed and posted for trading on the TSX and the NASDAQ Global Select Market of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “FSV”. On August 6, 2020, the last trading day prior to the date of this Prospectus, the closing prices of the outstanding Common Shares on the TSX and Nasdaq were C$159.23 and US$119.81, respectively.

Unless otherwise specified in the applicable Prospectus Supplement, the Securities, other than the Common Shares, will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See “Risk Factors”.

NEITHER THE SEC NOR ANY STATE OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

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This offering is being made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. We prepare our financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in both the United States and Canada. This Prospectus does not discuss U.S. or Canadian tax consequences and any applicable Prospectus Supplement may not describe these tax consequences fully. Prospective investors should read the tax discussion in any applicable Prospectus Supplement but note that such discussion may be only a general summary that does not cover all tax matters that may be of importance to a prospective investor. Each prospective investor is urged to consult its own tax advisors about the tax consequences relating to the purchase, ownership and disposition of the Securities in light of the investor’s own circumstances.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of Ontario, Canada, that most of our officers and directors and the expert named in this Prospectus are residents of Canada, and that some of our assets and all or a substantial portion of the assets of these persons are located outside of the United States. In addition, some or all of the underwriters or experts identified in any Prospectus Supplement may not be resident in the United States. See “Enforceability of Civil Liabilities”.

Investing in the Securities involves significant risks. Investors should carefully read the “Risk Factors” section in this Prospectus, in the documents incorporated by reference herein and in the applicable Prospectus Supplement. See “Risk Factors” and “Forward-Looking Statements”.

All dollar amounts in this Prospectus are in United States dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information”.

No underwriter, agent, or dealer has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Each of Frederick F. Reichheld and Erin J. Wallace, directors of FirstService, reside outside of Canada, and each such director has appointed FirstService, at its address at 1255 Bay Street, Suite 600, Toronto, Ontario, Canada M5R 2A9, as his or her agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada, or that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, even if the person has appointed an agent for service of process in Canada. See “Enforceability of Judgments”.

We were formed under the Business Corporations Act (Ontario) (the “OBCA”). Our registered and head office is located at 1255 Bay Street, Suite 600, Toronto, Ontario, Canada M5R 2A9.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Readers should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized any person to provide different or additional information. The information contained on or available through our websites, including at www.firstservice.com, is not intended to be included in or incorporated by reference into this Prospectus, and prospective investors should not rely on such information when deciding whether or not to invest in the Securities. Any graphs, tables or other information demonstrating our historical performance or of any other entity contained in or incorporated by reference into this Prospectus are intended only to illustrate past performance and are not necessarily indicative of our or such entity’s future performance. The Securities may be sold only in those jurisdictions where offers and sales are permitted. This Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful. The information contained in this Prospectus or any documents incorporated by reference herein is accurate only as of the date specified in this Prospectus or the date specified in the document incorporated by reference herein, as applicable, regardless of the time of delivery of this Prospectus or of any sale of the Securities.

Unless the context otherwise permits, indicates or requires, all references in this Prospectus to the “FirstService”, “we”, “our”, “us” and similar expressions are references to FirstService Corporation and the business carried on directly or indirectly by it. Unless otherwise indicated, all financial information included or incorporated by reference in this Prospectus and the documents incorporated by reference herein and therein, including financial statements, has been prepared in accordance with GAAP.

This Prospectus provides prospective investors with a general description of the Securities that we may offer. The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable, the number of Securities offered, the offering price, the currency, any required information in respect of the Selling Securityholders (if applicable) and any other terms specific to the Securities being offered, which may not be within the alternatives and parameters set forth in this Prospectus. The applicable Prospectus Supplement may also add, update or change information contained in this Prospectus. Where required by statute, regulation or policy, and where Securities are offered in currencies other than U.S. dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities. Before investing, investors should read both this Prospectus and any applicable Prospectus Supplement, together with additional information described under the heading “Documents Incorporated by Reference” and “Where You Can Find More Information”.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Prospectus, and in certain documents incorporated by reference herein, constitute forward-looking statements or information about FirstService’s business outlook, objectives, strategies, plans, priorities and results of operations, as well as other statements that are not historical facts. All such forward-looking statements are made under the provisions of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and constitute forward-looking information within the meaning of applicable Canadian securities legislation. These statements relate to future events or our future performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “should”, “believe” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. As well as those factors discussed in the section entitled “Risk Factors” in this Prospectus and the documents incorporated by reference herein, these risks and uncertainties include, among other things: the negative impact of the COVID-19 pandemic on our ability to do work on the premises of our residential and commercial customers and resulting in a meaningful decline in our financial results; FirstService’s business, operations and financial condition could be materially adversely affected by the outbreak of epidemics, pandemics or other health crises beyond our control; economic conditions, especially as they relate to credit conditions, consumer spending and the demand for managed residential property; residential real estate property values, resale rates and general conditions of financial liquidity for real estate transactions; extreme weather conditions impacting demand for our services or our ability to perform those services; economic deterioration impacting our ability to recover goodwill and other intangible assets; a decline in our ability to generate cash from our businesses to fund future acquisitions and meet our debt obligations; the effects of changes in foreign exchange rates in relation to the U.S. dollar on our Canadian dollar denominated revenues and expenses; competition in the markets served by FirstService; labour shortages or increases in wage and benefit costs; the effects of changes in interest rates on our cost of borrowing; a decline in our performance impacting our continued compliance with the financial covenants under our debt agreements, or our ability to negotiate a waiver of certain covenants with our lenders; unexpected increases in operating costs, such as insurance, workers’ compensation, health care and fuel prices; changes in the frequency or severity of insurance incidents relative to our historical experience; a decline in our ability to make acquisitions at reasonable prices and successfully integrate acquired operations, no assurance of future performance by acquired businesses and potential liabilities associated with acquisitions; changes in laws, regulations and government policies at the federal, state/provincial or local level that may adversely impact our businesses; risks related to liability for employee acts or omissions, or installation/system failures, in our fire protection businesses; risks arising from any regulatory review and/or litigation; risks associated with intellectual property and other proprietary rights that are material to our business; disruptions or security failures in our information technology systems; political conditions, including any outbreak or escalation of terrorism or hostilities and the impact thereof on our business; certain ongoing tax and indemnification risks related to the spin-off of FirstService from old FirstService Corporation (now Colliers International Group Inc.); volatility of the market price of the Common Shares; a decline in our performance impacting our ability to pay dividends on Common Shares; potential future dilution to the holders of the Common Shares; the loss of qualified investment eligibility of the Common Shares; and risks related to our qualification as a foreign private issuer in the United States. Readers are cautioned that the foregoing list is not exhaustive.

While we believe that the expectations reflected in the forward-looking statements contained in this Prospectus and in the documents incorporated by reference herein are reasonable, no assurance can be given that these expectations will prove to be correct, and such forward-looking statements included, or incorporated by reference, in such documents should not be unduly relied upon. These statements speak only as of the date of this Prospectus or as of the date specified in the documents incorporated by reference herein, as the case may be. Except as required by law, we do not assume any obligation to update the aforementioned forward-looking statements. Our actual results could differ materially from those anticipated in the aforementioned forward-looking statements, as applicable, including as a result of the risk factors set forth elsewhere in this Prospectus and in our filings with Canadian securities regulatory authorities which are available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and our filings with the SEC available on the SEC’s Electronic Document Gathering and Retrieval System (“EDGAR”) at www.sec.gov.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless otherwise indicated, all references in this Prospectus and any document incorporated by reference herein or therein to dollars, “$” and “US$” are to United States dollars, and all references to Canadian dollars and “C$” are to Canadian dollars.

The following table sets out the high and low rates of exchange for one United States dollar expressed in Canadian dollars during each of the following periods, the average rate of exchange for those periods and the rate of exchange in effect at the end of each of those periods, each based on the rate of exchange published by the Bank of Canada for conversion of United States dollars into Canadian dollars.

	Six Months Ended		Year Ended
	June 30, 2020	June 30, 2019	December 31, 2019	December 31, 2018
	(C$)	(C$)	(C$)	(C$)
Highest rate during the period	1.4496	1.3600	1.3600	1.3642
Lowest rate during the period	1.2970	1.3087	1.2988	1.2288
Average rate for the period	1.3651	1.3336	1.3269	1.2957
Rate at the end of the period	1.3628	1.3087	1.2988	1.3642

On August 6, 2020, the last banking day prior to the date of this Prospectus, the rate of exchange posted by the Bank of Canada for conversion of United States dollars into Canadian dollars was US$1.00 equals C$1.3292. No representation is made that United States dollars could be converted into Canadian dollars at that rate or any other rate.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar regulatory authorities in each of the provinces of Canada (except Québec) and with the SEC in the United States. Copies of these documents may be obtained on request without charge from the Corporate Secretary of FirstService at our head office located at 1255 Bay Street, Suite 600, Toronto, Ontario, Canada M5R 2A9, by telephone at 416-960-9566, or by accessing these documents through the Internet on our website at www.firstservice.com, on SEDAR at www.sedar.com or on EDGAR at www.sec.gov.

Except to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus, the following documents of FirstService filed with the securities commissions or similar regulatory authorities in each of the provinces of Canada (except Québec) and with the SEC in the United States are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	our annual information form for the year ended December 31, 2019 dated February 20, 2020 (the “Current AIF”);

(b)

our management information circular dated February 28, 2020, as supplemented by our supplement dated March 16, 2020, relating to our annual meeting of shareholders held on April 8, 2020 (the “Current Circular”);

(c)

our audited consolidated financial statements and the notes thereto as at December 31, 2019 and 2018 and for each of the years then ended and management’s annual report on internal controls over financial reporting as of December 31, 2019, together with the report of our independent registered public accounting firm thereon;

(d)	our management’s discussion and analysis for the year ended December 31, 2019 dated February 20, 2020 (the “Current Annual MD&A”);

(e)	our unaudited interim consolidated financial statements and the notes thereto as at June 30, 2020 and for the three and six-month periods then ended;

(f)	our management’s discussion and analysis for the six-month period ended June 30, 2020 dated August 6, 2020 (the “Current Interim MD&A”); and

(g)	our material change report dated May 25, 2020 with respect to the sale, on a private placement basis, of a total of 1,797,359 Common Shares to Durable Capital Partners LP.

Documents referenced in any of the documents incorporated by reference in this Prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or in this Prospectus are not incorporated by reference in this Prospectus.

All material change reports (excluding confidential material change reports), annual information forms, annual financial statements and the auditors’ report thereon and related management’s discussion and analysis, interim financial statements and related management’s discussion and analysis, information circulars, business acquisition reports, any news release issued by us that specifically states it is to be incorporated by reference in this Prospectus and any other documents as may be required to be incorporated by reference herein under applicable Canadian securities laws which are filed by us with a securities commission or any similar authority in each of the provinces of Canada (except Québec) after the date of this Prospectus, and during the 25-month period that this Prospectus remains effective, are deemed to be incorporated by reference into this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus pursuant to the foregoing sentence is also included in any report filed with or furnished to the SEC by us on Form 6-K or on Form 40-F (or any respective successor form) after the date of this Prospectus, and during the 25-month period this Prospectus remains effective, it shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part, if and to the extent, in the case of any report on Form 6-K, expressly provided in such document. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to FirstService and readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein.

Certain marketing materials (as that term is defined in applicable securities legislation in Canada) may be used in connection with a distribution of Securities under this Prospectus and any applicable Prospectus Supplement. Any template version of marketing materials (as those terms are defined in applicable securities legislation in Canada) pertaining to a distribution of Securities, and filed by us after the date of the applicable Prospectus Supplement for the offering and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in such Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

Upon new interim financial statements and related management’s discussion and analysis of FirstService being filed with the applicable Canadian securities regulatory authorities during the effectiveness of this Prospectus, the then previous interim financial statements and related management’s discussion and analysis of FirstService most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new annual financial statements and related management’s discussion and analysis of FirstService being filed with the applicable Canadian securities regulatory authorities during the effectiveness of this Prospectus, the then previous annual financial statements and related management’s discussion and analysis and the then previous interim financial statements and related management’s discussion and analysis of FirstService most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of FirstService being filed with the applicable Canadian securities regulatory authorities during the effectiveness of this Prospectus (a “Successor AIF”), notwithstanding anything herein to the contrary, the following documents shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the then previous annual information form; (ii) material change reports filed by us prior to the end of the financial year in respect of which the Successor AIF is filed; and (iii) business acquisition reports filed by us for acquisitions completed prior to the beginning of the financial year in respect of which the Successor AIF is filed. Upon a new management information circular prepared in connection with an annual general meeting of FirstService being filed with the applicable Canadian securities regulatory authorities during the effectiveness of this Prospectus, the then previous management information circular prepared in connection with an annual general meeting of FirstService shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

A Prospectus Supplement containing the specific variable terms in respect of an offering of the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.

Notwithstanding anything herein to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this Prospectus, except as so modified or superseded.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the OBCA. Most of our directors and officers and the expert named in this Prospectus reside principally in Canada, and some of our assets and all or a substantial portion of the assets of these persons are located outside the United States. In addition, some or all of the underwriters or experts identified in any Prospectus Supplement may not be resident in the United States. We have appointed an agent for service of process in the United States, but it may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against us or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

We filed with the SEC, concurrently with our Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Mr. Santino Ferrante of Ferrante & Associates as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning an offering of Securities under this Prospectus.

NON-GAAP FINANCIAL MEASURES

This Prospectus, as supplemented by a Prospectus Supplement, and the documents incorporated by reference herein and therein include or will include non-GAAP financial measures such as “adjusted EBITDA”, “adjusted net earnings” and “adjusted earnings per share”. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other issuers. We use these non-GAAP financial measures to assist management and investors in understanding our operating performance, our ability to service debt, to assist in determining our overall enterprise valuation and to evaluate acquisition targets, and such measures are an integral part of our planning and reporting systems. We provide non-GAAP financial measures because we believe such measures are useful to investors as a reasonable indicator of our operating performance given the low capital intensity of our service operations and provide a supplemental way to understand our underlying operating performance that enhances the comparability of operating results from period to period, and such measures are commonly used by many investors to compare companies, especially in the services industry. We have also chosen to provide such measures to investors so they can analyze our operating results in the same way that management does and use such measures in their assessment of our core business and valuation. Investors are cautioned that non-GAAP financial measures should not be relied upon as a substitute for financial measures prepared in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures in this Prospectus, as supplemented by a Prospectus Supplement, and the documents incorporated by reference herein and therein. See “Reconciliation of non-GAAP financial measures” in the Current AIF and Current Annual MD&A, and “Reconciliation of non-GAAP measures” in the Current Interim MD&A.

WHERE YOU CAN FIND MORE INFORMATION

FirstService files certain reports with, and furnishes other information to, each of the SEC and certain securities regulatory authorities of Canada. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, FirstService is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and FirstService officers and directors are exempt from the reporting and short swing profit liability provisions contained in Section 16 of the U.S. Exchange Act. FirstService’s reports and other information filed or furnished with or to the SEC are available from EDGAR at www.sec.gov, as well as from commercial document retrieval services, and on our website at www.firstservice.com. FirstService’s Canadian filings are available on SEDAR at www.sedar.com.

FirstService has filed the Registration Statement with the SEC under the U.S. Securities Act relating to the securities being offered hereunder, of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the Registration Statement will be available on EDGAR at www.sec.gov.

FIRSTSERVICE CORPORATION

We were formed under the OBCA as “New FSV Corporation” pursuant to Articles of Incorporation effective on October 6, 2014. On June 1, 2015, our predecessor, FirstService Corporation (“Old FSV”), completed a plan of arrangement (the “spin-off”) which separated Old FSV into two independent publicly traded companies – FirstService and Colliers International Group Inc. Under the spin-off, Old FSV shareholders received one FirstService share and one Colliers International Group Inc. share of the same class as each Old FSV share previously held, Old FSV amalgamated with a wholly-owned subsidiary and changed its name to Colliers International Group Inc., and FirstService’s name was changed to “FirstService Corporation”.

On May 10, 2019, we completed the settlement of the Restated Management Services Agreement between FirstService, Jay S. Hennick and Jayset Management FSV Inc. and eliminated FirstService’s dual class share structure. On that date, FirstService effected an amendment to its articles that eliminated the multiple voting shares and the “blank cheque” preference shares as part of the authorized capital of FirstService, and re-classified its subordinate voting shares as Common Shares.

For a detailed description of our business, see the sections entitled “General development of the business” and “Business description” in the Current AIF.

Our registered and head office is located at 1255 Bay Street, Suite 600, Toronto, Ontario, Canada M5R 2A9.

RECENT DEVELOPMENTS

The following is an overview of the recent developments at FirstService.

Private Placement to Durable Capital

On May 22, 2020, we completed the sale, on a private placement basis, of a total of 1,797,359 Common Shares, at a price of US$83.46 per share, to Durable Capital Partners LP (“Durable Capital”), for proceeds of approximately US$150,007,582.14 (the “Private Placement”). In connection with the Private Placement, FirstService granted customary registration rights to Durable Capital for the future resale of the Common Shares purchased in the Private Placement. FirstService used the proceeds of the Private Placement to repay a portion of its existing indebtedness under its revolving credit facility, to finance the acquisition of Rolyn Companies, Inc. completed on July 1, 2020, and to fund working capital and for general corporate purposes.

DIVIDEND POLICY

Our board of directors has adopted a dividend policy pursuant to which we intend to make quarterly cash dividends to holders of Common Shares of record at the close of business on the last business day of each calendar quarter. The quarterly dividend post-spin-off during 2015 was set at $0.10 per Common Share (a rate of $0.40 per annum), which was increased during 2016 to $0.11 per Common Share (a rate of $0.44 per annum), which was further increased during 2017 to $0.1225 per Common Share (a rate of $0.49 per annum), which was further increased during 2018 to $0.135 per Common Share (a rate of $0.54 per annum), which was further increased during 2019 to $0.15 per Common Share (a rate of $0.60 per annum), and which was again increased for 2020 to the current rate of $0.165 per Common Share (a rate of $0.66 per annum). Each quarterly dividend is paid within 30 days after the applicable record date. For the purposes of the Income Tax Act (Canada) and any similar provincial legislation, all dividends on the Common Shares will be eligible dividends unless indicated otherwise.

The terms of our dividend policy remain, among other things, at the discretion of our board of directors. Future dividends on the Common Shares, if any, will depend on the results of our operations, cash requirements, financial condition, contractual restrictions, business opportunities, provisions of applicable law and other relevant factors. Under the terms of the Credit Agreement and the Note Agreement (each as defined under “Consolidated Capitalization”), we are not permitted to pay dividends, whether in cash or in specie, in the circumstances of an event of default thereunder occurring and continuing or an event of default occurring as a consequence thereof. See “Forward-Looking Statements” and “Risk Factors”.

The aggregate cash dividends declared per Common Share in respect of the years ended December 31, 2019 and 2018 were $0.60 and $0.54, respectively.

USE OF PROCEEDS

The use of proceeds from the issue and sale of specific Securities pursuant this Prospectus will be described in the Prospectus Supplement relating to the issuance and sale of such specific Securities. We may, from time to time, issue Securities other than through the offering of Securities pursuant to this Prospectus. We will not receive any proceeds from any sale of Securities by a Selling Securityholder.

SELLING SECURITYHOLDERS

This Prospectus may also, from time to time, relate to the offering of the Securities by way of a secondary offering by one or more Selling Securityholders.

The terms under which the Securities may be offered by a Selling Securityholder will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of Securities by a Selling Securityholder will include, without limitation, where applicable: (i) the names of each Selling Securityholder; (ii) the number and type of Securities owned, controlled or directed by each Selling Securityholder; (iii) the number of Securities being distributed for the account of each Selling Securityholder; (iv) the number of Securities to be owned, controlled or directed by each Selling Securityholder after the distribution and the percentage that number or amount represents out of the total number of applicable outstanding Securities; (v) whether the Securities are owned by a Selling Securityholder, both of record and beneficially, of record only or beneficially only; (vi) if a Selling Securityholder purchased any of the Securities held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the date or dates such Selling Securityholder acquired the Securities; and (vii) if a Selling Securityholder acquired the Securities held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to such Selling Securityholder in the aggregate and on a per Security basis.

CONSOLIDATED CAPITALIZATION

The following table sets forth the consolidated capitalization of FirstService as at June 30, 2020:

Designation	Authorized	As at June 30, 2020
	(in millions, other than share amounts)
Credit Agreement(1).	$890.0	$486.0
Senior Notes(2).	$150.0	$150.0
Common Shares(3)(4)	Unlimited	$761.3 (43,439,466 shares	)

Notes:

(1)

We have entered into an amended and restated credit agreement dated as of June 21, 2019 (the “Credit Agreement”) with a syndicate of lenders. The Credit Agreement is comprised of a committed multi-currency revolving credit facility of $450 million and a term loan (drawn in a single advance) in the aggregate amount of $440 million. The revolving credit facility portion of the Credit Agreement has a term ending on January 17, 2023 and bears interest at 0.25% to 2.50% over floating preference rates, depending on certain leverage ratios. The term loan portion of the Credit Agreement was implemented in order to substantially finance the purchase price for the Global Restoration acquisition, has a five-year term (from the closing of the Global Restoration acquisition) ending on June 21, 2024 (with repayments of 5% of the principal amount of the term loan per annum in years 2, 3, 4 and 5 of the term, payable in equal quarterly payments, with the balance due at maturity) and bears interest at 0.25% to 2.50% over floating preference rates, depending on certain leverage ratios. The Credit Agreement requires a commitment fee of 0.25% to 0.50% of the unused portion, depending on certain leverage ratios. The indebtedness under the Credit Agreement and the Senior Notes (as defined in note 2 below) rank equally in terms of seniority. We have granted the lenders under the Credit Agreement and the holders of the Senior Notes various security, including an interest in all of our assets (including our share of our material subsidiaries), an assignment of material contracts and an assignment of our “call” rights with respect to securities of our subsidiaries held by non-controlling interests. We may repay amounts owing under the Credit Agreement at any time without penalty. Advances under the revolving credit facility portion of the Credit Agreement are subject to certain conditions of drawdown, and may be made by way of US and Canadian prime rate/base rate/LIBOR loans, bankers acceptances or letters of credit. The financial covenants contained in the Credit Agreement require that we maintain a total debt to consolidated EBITDA ratio of not more than 3.5 to 1.0, on a consolidated and rolling four quarters basis, an interest coverage ratio of greater than 2.0 to 1 and minimum shareholders’ equity of $165 million, plus one-half of our consolidated net earnings and the net proceeds from certain sales of our shares. To date, we have always complied with the foregoing covenants. All outstanding amounts under the Credit Agreement will be accelerated and must be repaid upon the occurrence of an event of default under the Credit Agreement, in certain circumstances, following written notice from the lenders to such effect. We are prohibited under the Credit Agreement from undertaking certain acquisitions and dispositions, and incurring certain indebtedness and encumbrances, without prior approval of the lenders under the Credit Agreement.
(2)

On June 1, 2015, we entered into an Amended and Restated Note and Guarantee Agreement (the “Note Agreement”) pursuant to which FirstService assumed from Old FSV $150 million of senior secured notes (the “Senior Notes”) bearing interest at a rate of 3.84% to 4.84%, depending on leverage ratios. As of June 30, 2020, the current interest rate on the Senior Notes is 3.84%. The Senior Notes are due on January 16, 2025, with five annual equal repayments beginning on January 16, 2021, and rank equally with the indebtedness under the Credit Agreement in terms of seniority. We may prepay the Senior Notes at any time in an amount of not less than $5 million at the principal amount of the notes then being repaid, plus accrued interest and a make whole payment. The financial covenants contained in the Note Agreement require that we maintain a total debt to consolidated EBITDA ratio of not more than 3.5 to 1.0, on a consolidated and rolling four quarters basis, an interest coverage ratio of greater than 2.0 to 1, a consolidated net worth as of the end of a fiscal quarter that is greater than $165 million, plus one-half of our consolidated net earnings and the net proceeds from certain sales of our shares, and ensure that our priority debt does not at any time exceed 10% of our consolidated total tangible assets. To date, we have complied with the foregoing covenants. All outstanding amounts under the Senior Notes will be accelerated and must be repaid upon the occurrence of certain events of default under the Note Agreement. We are prohibited under the Note Agreement from undertaking certain acquisitions and dispositions, and incurring certain indebtedness and encumbrances, without prior approval of the holders of the Senior Notes.

(3)

Excludes: (i) 1,967,950 Common Shares issuable upon exercise of options granted under our stock option plan as at June 30, 2020; (ii) 214,500 Common Shares issuable upon exercise of options reserved for future grants under our stock option plan as at June 30, 2020; and (iii) up to 1,600,000 Common Shares issuable upon settlement of put or call options under redeemable non-controlling interests in respect of our minority equity positions in subsidiaries. See note 12 to our unaudited interim consolidated financial statements as at June 30, 2020 and 2019 and for the three and six-month periods then ended.

(4)

We commenced a normal course issuer bid on August 24, 2019 pursuant to which we may make open market purchases of up to 2,500,000 Common Shares (for cancellation) through the facilities of Nasdaq, the TSX or alternative Canadian trading systems.

There have been no material changes in our equity or loan capital structure since June 30, 2020, other than: (a) we issued an aggregate of 27,250 Common Shares during the period from June 30, 2020 to the date hereof pursuant to the exercise of stock options under our stock option plan; and (b) additional net repayments under the revolving credit facility of the Credit Agreement (up to the close of business on August 6, 2020) of $10.0 million (such that, as at the close of business on August 6, 2020, there was $476.0 million of indebtedness under the Credit Agreement).

As at the date hereof, there are 43,466,716 Common Shares issued and outstanding, and options granted under our stock option plan to acquire an aggregate of 1,940,700 Common Shares. In addition, as of the date hereof, there are 214,500 Common Shares issuable upon exercise of options reserved for future grants under our stock option plan.

DESCRIPTION OF COMMON SHARES

Our authorized capital consists of an unlimited number of Common Shares, of which, as at the date hereof, there are 43,466,716 Common Shares issued and outstanding.

Holders of Common Shares are entitled to receive: (i) notice of, to attend and speak at and to vote at any meeting of the shareholders of FirstService, and at such meeting holders of Common Shares have one vote for each Common Share held; (ii) dividends as may be declared thereon by our board of directors; and (iii) our remaining property and assets, in equal amounts per share on all Common Shares at the time outstanding without preference or distinction, upon our liquidation, dissolution or winding up, or other distribution of our assets among our shareholders for the purposes of winding-up our affairs. The holders of Common Shares do not have any right to vote separately upon any proposal to amend our articles to increase any maximum number of authorized shares of any class or series having rights or privileges equal or superior to the Common Shares or to create a new class of shares equal or superior to the Common Shares. The Common Shares are not redeemable nor retractable but are, subject to applicable law, able to be purchased for cancellation by FirstService in the open market, by private contract or otherwise.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Subscription Receipts will be issued under a subscription receipt agreement. The following sets forth certain general terms and provisions of the Subscription Receipts. The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description will include, without limitation and where applicable: (i) the number of Subscription Receipts offered; (ii) the price at which the Subscription Receipts will be offered; (iii) the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of FirstService; (iv) the number of Common Shares and/or other securities of FirstService that may be issued or delivered upon exchange of each Subscription Receipt; (v) the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such security; and (vi) any other material terms and conditions of the Subscription Receipts, including, without limitation, transferability and adjustment terms and whether the Subscription Receipts will be listed on a securities exchange. Common Shares and/or other securities of FirstService issued or delivered upon the exchange of Subscription Receipts will be issued for no additional consideration. Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the underlying securities issuable upon exchange of the Subscription Receipts.

Under the subscription receipt agreement governing Subscription Receipts, an original purchaser of Subscription Receipts will have a contractual right of rescission following the issuance of Common Shares and/or other securities of FirstService issued or delivered to such purchaser upon exchange of Subscription Receipts, entitling the purchaser to receive the amount paid for the Subscription Receipts upon surrender or deemed surrender of the Subscription Receipts, if this Prospectus, the relevant Prospectus Supplement, and any amendment thereto, contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days of the date that the Subscription Receipts are issued.

Subscription Receipts may be offered separately or together with Common Shares or Warrants (see “Description of Units”).

DESCRIPTION OF WARRANTS

The Warrants will either be issued under a warrant indenture or agreement that will be entered into by us and a trustee at the time of issuance of the Warrants or will be represented by warrant certificates issued by us. Warrants will entitle the holder thereof to receive Common Shares and/or other securities of FirstService upon the exercise thereof and payment of the applicable exercise price. A Warrant will be exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable.

The particular terms and provisions of Warrants offered and sold by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Warrants. This description will include, without limitation and where applicable: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other securities of FirstService purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such security; (vii) the material income tax consequences of owning, holding and disposing of the Warrants; and (viii) any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms and whether the Warrants will be listed on a stock exchange. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the underlying securities issuable upon exercise of the Warrants.

Warrants may be offered separately or together with Common Shares or Subscription Receipts (see “Description of Units”).

DESCRIPTION OF UNITS

Units are a security comprised of more than one of the other Securities described in this Prospectus offered together as a “Unit”. A Unit is typically issued so that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, without limitation and where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in registered or global form; and (iv) any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

General

We may offer and sell the Securities, separately or together: (a) to one or more underwriters; (b) through one or more agents; or (c) directly to one or more purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions and subject to limitations imposed by and the terms of any regulatory approval required and obtained under applicable Canadian securities laws, including sales made directly on the TSX, Nasdaq or other existing trading markets for the Securities. We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Securities being offered, the name or names of any underwriters or agents, the Selling Securityholders, if any, the purchase price of such Securities, the proceeds to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation. Only underwriters or agents so named in the Prospectus Supplement are deemed to be underwriters or agents in connection with the Securities offered thereby.

Similarly, one or more Selling Securityholders may sell Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through statutory exemptions, or through agents designated from time to time. See “Selling Securityholders”. The Prospectus Supplement for any Securities to be offered and sold by Selling Securityholders will include any required information regarding such Selling Securityholders as may be required by applicable securities laws. See “Selling Securityholders”.

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by us or one of our subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. We may agree to pay the underwriters a fee or commission or allow a discount or concession for various services relating to the offering of any Securities, which such fee, commission, discount or concession may be changed from time to time. Unless set forth in the applicable Prospectus Supplement, any such fee or commission will be paid out of our general corporate funds. We may use underwriters with whom we have a material relationship. The nature of any such relationship, including the name of the underwriter, will be described in the applicable Prospectus Supplement.

By Agents

The Securities may also be sold through agents designated by us. Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth in the applicable Prospectus Supplement.

Unless set forth in the applicable Prospectus Supplement, any such fees or commissions will be paid out of our general corporate funds. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters or agents would be involved in the sale of such Securities.

Other Information

Underwriters or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian and U.S. securities legislation, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Such underwriters or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, we do not intend to list any of the Securities other than any additional Common Shares on any securities exchange. As a result, unless otherwise specified in the applicable Prospectus Supplement, there can be no assurance that an active trading market for the Securities other than Common Shares will develop or be sustained, there may otherwise be no market through which such Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and the relevant Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

In connection with any offering of Securities, except with respect to “at-the-market distributions”, underwriters, agents or dealers may over-allot or effect transactions that stabilize or maintain the market price of the Securities offered at a higher level than that which might otherwise exist in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

No underwriter or dealer involved in an “at-the-market distribution”, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. In the event that we determine to pursue an “at-the-market distribution” in Canada, we will apply for any required exemptive relief from the applicable Canadian securities regulators.

PRIOR SALES

Information in respect of prior sales of the Common Shares or other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into the Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of the Common Shares or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

Trading price and volume of the applicable Securities will be provided as required in a Prospectus Supplement with respect to the issuance and sale of Securities pursuant to such Prospectus Supplement.

The outstanding Common Shares are listed and posted for trading on the TSX and Nasdaq under the symbol “FSV”. No other securities of FirstService are listed for trading on any marketplace at the date hereof. On August 6, 2020, the last trading day prior to the date of this Prospectus, the closing prices of the outstanding Common Shares on the TSX and Nasdaq were C$159.23 and US$119.81, respectively.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax considerations generally applicable to the purchase, holding and disposition of those Securities by an investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended).

RISK FACTORS

Before making an investment decision, prospective purchasers under a particular offering and sale of Securities should carefully consider the information described in this Prospectus, the Prospectus Supplement relating to that offering and sale of Securities and the documents incorporated by reference herein and therein for the purposes of that offering and sale of Securities. There are certain risks inherent in an investment in Securities and in our business and activities, and prospective purchasers should carefully consider those risks described under “Forward-Looking Statements” and the risks described in the Prospectus Supplement relating to the offering and sale of such Securities and the documents incorporated by reference herein and therein for the purposes of that offering and sale of Securities before investing in Securities. Readers are cautioned that such risk factors are not exhaustive. Our business, financial condition and results of operations could be materially adversely affected by any of these risks and past performance is no guarantee of future performance. See “Forward-Looking Statements” and “Documents Incorporated by Reference” herein and “Risk factors” in the Current AIF.

The risks and uncertainties described in the Prospectus Supplement relating to an offering and sale of Securities and the documents incorporated by reference herein and therein are not the only ones that we are or may be facing. Additional risks and uncertainties not currently known to us (or not known to us at the date of any Prospectus Supplement), or that we currently deem immaterial (or the we deem immaterial at the date of any Prospectus Supplement), may also impair our operations. If any of these risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of the particular Securities offered and sold could decline and investors could lose part or all of their investment.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering and sale of Securities, certain legal matters relating to such offering and sale of Securities will be passed upon on behalf of FirstService by Fogler, Rubinoff LLP with respect to matters of Canadian law and, if applicable, by Torys LLP with respect to matters of United States law. In addition, certain legal matters in connection with an offering and sale of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of such offering and sale by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, United States or other foreign law. As of the date hereof, the partners and associates of Fogler, Rubinoff LLP, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding Common Shares.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The independent auditors of FirstService are PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, Toronto, Ontario, Canada, who has advised that they are independent with respect to FirstService within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC. PricewaterhouseCoopers LLP is registered with the Public Company Accounting Oversight Board.

The transfer agent and registrar for the Common Shares is TSX Trust Company at its principal offices located in Toronto, Ontario, Canada.

ENFORCEABILITY OF JUDGMENTS

Each of Frederick F. Reichheld and Erin J. Wallace, directors of FirstService, reside outside of Canada, and each such director has appointed FirstService, at its address at 1255 Bay Street, Suite 600, Toronto, Ontario, Canada M5R 2A9, as his or her agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada, or that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, even if the person has appointed an agent for service of process in Canada.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the Registration Statement of which this short form prospectus forms a part: (a) the documents listed under the heading “Documents Incorporated by Reference”; (b) powers of attorney from our directors or officers, as applicable; (c) the consent of PricewaterhouseCoopers LLP; and (d) the consent of Fogler, Rubinoff LLP. Concurrently with the Registration Statement, we separately filed a Form F-X with the SEC. See “Enforceability of Civil Liabilities”.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which such individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify such individual unless such individual had reasonable grounds for believing that such individual’s conduct was lawful.

Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the condition in (i) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

The by-laws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal, administrative or investigative action or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The by-laws of the Registrant further provide that the Registrant shall advance monies to such individual for the costs, charges and expenses of a proceeding referred to in the foregoing sentence provided that such individual agrees in advance, in writing, to repay the monies if the individual does not fulfill the following conditions. The Registrant may not indemnify an individual pursuant to its by-laws as provided above unless the individual: (a) acted honestly and in good faith with a view to the best interests of the Registrant or other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, as the case may be; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. To the extent required by the Business Corporations Act (Ontario) or applicable law, the by-laws of the Registrant provide that it shall also seek the approval of a court to indemnify an individual referred to above, or advance monies as provided above in respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favour, to which such individual is made a party because of the individual’s association with the Registrant or other entity as described above, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in (b) and (c) above. Subject to the Business Corporations Act (Ontario), the Registrant’s by-laws provide that it may indemnify its employees and agents on the same basis as that upon which the persons referred to above are indemnified.

The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXHIBITS

Exhibit	Description

4.1

Annual Information Form of the Registrant for the year ended December 31, 2019 dated as of February 20, 2020 (incorporated by reference to exhibit 1 to the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2019, filed with the Commission on February 20, 2020 (Commission File No. 001-36897) (the “Annual Report on Form 40-F”)).

4.2

Audited Consolidated Financial Statements of the Registrant and the notes thereto as at and for the years ended December 31, 2019 and 2018, and the annual report of the Registrant’s management on internal controls over financial reporting as of December 31, 2019, together with the report of the independent registered public accounting firm thereon dated February 20, 2020 (incorporated by reference to exhibit 2 to the Registrant’s Annual Report on Form 40-F).

4.3

Management’s Discussion and Analysis of the Registrant for the year ended December 31, 2019 dated February 20, 2020 (incorporated by reference to exhibit 3 to the Registrant’s Annual Report on Form 40-F).

4.4

Management Information Circular dated February  28, 2020, as supplemented by the supplement dated March 16, 2020, relating to the Registrant’s annual and special meeting of shareholders held on April 8, 2020.

4.5	Unaudited Interim Consolidated Financial Statements of the Registrant and the notes thereto as at June 30, 2020 and for the three and six-month periods then ended.

4.6	Management’s Discussion and Analysis of the Registrant for the six-month period ended June 30, 2020 dated August 6, 2020.

4.7	Material Change Report dated May 25, 2020 with respect to the sale, on a private placement basis, of a total of 1,797,359 Common Shares to Durable Capital Partners LP.

5.1	Consent of PricewaterhouseCoopers LLP.

5.2	Consent of Fogler, Rubinoff LLP.

6.1	Powers of Attorney (included on the signature pages of this Registration Statement).

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1. UNDERTAKING

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

ITEM 2. CONSENT TO SERVICE OF PROCESS

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on the 7th day of August, 2020.

FIRSTSERVICE CORPORATION

By:	/s/ Jeremy Rakusin
Name: Jeremy Rakusin
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints D. Scott Patterson and Jeremy Rakusin as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 462(b) or Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their respective substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but when taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the 7th day of August, 2020.

Signature	Title

/s/ D. Scott Patterson D. Scott Patterson	President, Chief Executive Officer and Director (principal executive officer)

/s/ Jeremy Rakusin Jeremy Rakusin	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Brendan Calder Brendan Calder	Director

/s/ Bernard I. Ghert Bernard I. Ghert	Director

/s/ Jay S. Hennick Jay S. Hennick	Director

/s/ Michael Stein Michael Stein	Director

/s/ Frederick F. Reichheld Frederick F. Reichheld	Director

/s/ Joan Eloise Sproul Joan Eloise Sproul	Director

/s/ Erin J. Wallace Erin J. Wallace	Director

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-10 has been signed below by the undersigned, solely in its capacity as the Registrant’s duly authorized representative in the United States, on this 7th day of August, 2020.

By:	/s/ Santino Ferrante
Name: Santino Ferrante

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